Exhibit 99.1

Contacts: Investor Relations Evan Black 800.493.8219 InvestorRelations@santanderconsumerusa.com	Media Relations Laurie Kight 214.801.6455 SCMedia@santanderconsumerusa.com

Santander Consumer USA Holdings Inc. Provides Update on Capital Actions Following Parent Announcement

of its CCAR Results

Dallas, TX (June 28, 2017) – Earlier today, Santander Holdings USA, Inc. (“SHUSA”), the parent company of Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or “the Company”), announced that the Board of Governors of the Federal Reserve System (“Federal Reserve”) did not object to the planned capital actions described in SHUSA’s 2017 Capital Plan that was submitted as part of the annual Comprehensive Capital Analysis and Review (“CCAR”).

Included in SHUSA’s capital actions are proposed dividend payments for SC’s shareholders beginning in the fourth quarter of 2017 (“Q4 2017”). The SC portion of the SHUSA capital plan includes a $0.03 per share distribution in Q4 2017 and a $0.05 per share distribution in the first and second quarters of 2018. While the Federal Reserve did not object to SHUSA’s capital distribution plans, any SC capital distribution is subject to approval of the Company’s Board of Directors and SHUSA’s Board of Directors. The timing and amount of capital actions will depend on various factors, including the business plans and financial performance of both SC and SHUSA, as well as market conditions.

Jason Kulas, SC’s President and Chief Executive Officer, said, “We are very pleased with today’s CCAR results of our parent company, SHUSA. We see today’s events as continued positive progress for the Company.”

Kulas added, “Today is an important milestone for the Company, but our work to ensure that we maintain the highest standards of governance, compliance and risk management continues. SC has worked closely with SHUSA to ensure that we meet the expectations of U.S. regulators. Building on SC’s culture of compliance remains a top priority for our organization.”

SC’s Chairman of the Board William Rainer noted, “SC’s management team continues to work diligently to improve the Company’s governance, risk management and capital planning processes, and all members of the SC Board are pleased with the Company’s progress and today’s announcement from the Federal Reserve.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking, and reflect the current beliefs and expectations of the Company’s management. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties, which are subject to change based on various important factors, some of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements that can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which have been filed with the Securities and Exchange Commission, and are available on the Company’s website (http://investors.santanderconsumerusa.com/investor-home/default.aspx) and on the Securities and Exchange Commission’s website (www.sec.gov). The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

About Santander Consumer USA Holdings Inc.

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service, technology-driven consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 2.7 million customers across the full credit spectrum. The company, which began originating retail installment contracts in 1997, has a managed asset portfolio of approximately $51 billion (as of March 31, 2017), and is headquartered in Dallas. (www.santanderconsumerusa.com).

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